POWER OF ATTORNEY

    The undersigned officer and/or director of The Scotts Miracle-Gro Company (the "Company"), hereby constitutes and appoints each of Ivan C. Smith, Bernard
K. Asirifi and Kathy L. Uttley, signing singly, the undersigned's true and lawful attorney-in-fact and agent to:

1) execute for, in the name of and on behalf of the undersigned Forms 3, 4 and 5 with respect to the securities of the Company beneficially owned by the undersigned in accordance with Section 16(a) of the Securities Exchange
Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder and Form 144 with respect to the securities of the Company beneficially owned by the undersigned in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act");

2) do and perform any and all acts for, in the name of and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or such Form 144, complete and execute any amendment or amendments thereto, and timely file any such form (and any such amendment or amendments) with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the above-named attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act and/or Rule 144 under the Securities Act.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Form 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the above-named attorneys-in-fact. I hereby revoke all previous Powers of Attorney that have been granted by me in connection with my reporting obligations under the 1934 Act or the Securities Act with respect to my holdings of and transactions in securities issued by the Company.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of May, 2016.

                /s/ Thomas N. Kelly Jr.
                    Signature

                Thomas N. Kelly Jr.
                    Print Name